The Shareholders and Board of Trustees
USAA State Tax-Free Trust

We consent to the use of our reports dated May 9, 1997 on the financial statements of the Florida Tax-Free Income, Florida Tax-Free Money Market, Texas Tax-Free Income, and Texas Tax-Free Money Market Funds, separate Funds of USAA State Tax-Free Trust (the Trust) as of and for the year ended March 31, 1997 included in the Trust's Annual Reports to Shareholders for the year ended March 31, 1997 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" as part of Post-Effective Amendment No. 6 under the Securities Act of 1933, as amended, and Amendment No. 7 under the Investment Company Act of 1940, as amended to the Company's Registration Statement on Form N-1A.




                                                /S/ KPMG PEAT MARWICK LLP
                                                ----------------------------
                                                KPMG Peat Marwick LLP



San Antonio, Texas
July 18, 1997
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